SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2002

ARTISTDIRECT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30063	95-4760230

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

5670 Wilshire Boulevard, Suite 200, Los Angeles, California 90036

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (323) 634-4000

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events
Item 7. Exhibits
SIGNATURE
EXHIBIT 10.41

Item 5. Other Events

     From November 1, 2002, ARTISTdirect, Inc.’s Vice Chairman of the Board and President of Artist Services, Marc Geiger, has elected to defer 50% of his salary that he was due to receive under his employment agreement with ARTISTdirect.

     By letter agreement dated December 23, 2002, ARTISTdirect amended its employment agreement dated July 28, 1998, as amended on July 1, 2001, with Mr. Geiger to memorialize their prior agreement on November 1, 2002 to defer 50% of Mr. Geiger’s salary and to provide that the amount of Mr. Geiger’s deferred salary, net of applicable tax withholdings, will be paid in a cash lump sum by ARTISTdirect within thirty days after the consummation of a private financing of at least $20,000,000 or, if earlier, the occurrence of (i) a merger, consolidation, sale of fifty percent (50%) or more of the voting securities or sale of all or substantially all of the assets of ARTISTdirect, (ii) Mr. Geiger’s attainment of age 65, or (iii) the termination of Mr. Geiger’s employment with ARTISTdirect.

     The above is a summary of the principal terms of the letter agreement and does not purport to explain all of the material terms of that agreement. You should read the letter agreement, which is filed as an exhibit to this report and is incorporated herein by reference, for a more detailed understanding of the terms of that agreement.

Item 7. Exhibits

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits

10.41	Letter Agreement, dated as of December 23, 2002, by and between ARTISTdirect, Inc. and Marc Geiger to amend the Employment Agreement dated July 28, 1998, as amended on July 1, 2001, between ARTISTdirect, Inc. and Mr. Geiger.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 23, 2002

ARTISTDIRECT, INC. (Registrant)

By:	/s/ JAMES B. CARROLL

James B. Carroll
Executive Vice President,
Chief Financial Officer and Secretary

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Index to Exhibits

Exhibit
Number	Exhibit

10.41	Letter Agreement, dated as of December 23, 2002, by and between ARTISTdirect, Inc. and Marc Geiger to amend the Employment Agreement dated July 28, 1998, as amended on July 1, 2001, between ARTISTdirect, Inc. and Mr. Geiger.

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